UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

January 10, 2017

(Date of Original Report)

November 7, 2017

(Date of Amendment)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh North Carolina 27609
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Exporter Services Agreement – Blessed Autos (Amended)

On February 16, 2017, AmericaTowne, Inc., a Delaware corporation (the “Company”) had executed an Exporter Services Agreement (“Agreement”) with Blessed Autos, a wholesale automobile dealer doing business in Durham, North Carolina (“Blessed Autos”). The original disclosure of the Exporter Services Agreement with Blessed Auto was submitted on February 17, 2017, and is disclosed herein as an exhibit. The principal of Blessed Auto is Ijeoma Ubezonu. Mrs. Ubezonu is also the principal of Rays of Joy Health Care, LLC, which is a party to a similar Exporter Services Agreement with the Company.

Blessed Autos is engaged in the business of exporting industrial equipment, auto parts, auto equipment, and related services. The original term of the Agreement was for fifteen years (absent extension or termination). Blessed Autos had agreed to pay the Company a nonrefundable fee of $1,000,000.00 on the Effective Date (the “Service Fee”). The Service Fee is recognized when deliverables are provided (as disclosed in the Company’s prior filings). The parties had agreed that the Service Fee would be paid as follows: (a) $10,000 on the date the Agreement was signed, and (b) $5,000.00 per month for 198 months. The first monthly payment was scheduled for March 15, 2017. Under the Agreement, Blessed Auto could be required to sign a note for outstanding Service Fees. Also, the Company, at its sole discretion, may exchange other assets or items of value for payments due. As of the date of this disclosure, this Service Fee has not been paid. The Company has not pursued its remedies under the Agreement.

Blessed Autos had also agreed to pay the Company a “Transaction Fee” for each transaction between Bless Autos and any end buyer arranged through or facilitated by the Company in the amount of 8% (the “Transaction Fee”). The Transaction Fee would include the services provided by the Company in its Platform, Sample and Test Market Program, and if applicable, Accepted Market Program. The Transaction Fee would be recognized as revenue after the transactions was completed. The Transaction Fee shall be first deducted by the Company from the amount the end-buyer owes Bless Autos, plus other fees, if any, unless otherwise prohibited under any applicable restriction associated with health care fees being paid in violation of any applicable laws.

At the time of the Agreement, there were no related-party disclosures, and the control person of Blessed Auto – Mrs. Ubezonu, was not a shareholder in the Company. However, Mrs. Ubezonu was, and still is, a “Service Provider” under the United States Trade Center Service Provider Agreement disclosed on Form 8-K on January 20, 2017 (the “Durham Trade Center Agreement”). The Durham Trade Center Agreement is attached hereto. This business was subsequently incorporated as “AmericaTowne Durham, Inc.” (hereinafter, “AmericaTowne Durham”) in the State of North Carolina on March 16, 2017 (see enclosure), and was done so consistent with the parties’ obligations under the Durham Trade Center Agreement.

On March 17, 2017, the Agreement was amended by the Parties (the “Addendum”). The Addendum states that the Agreement was dated February 20, 2017, but this was an error by the Parties. The Addendum amended the scope of the services of the exporter to cover “…[c]amping [s]toves and other supplies, equipment and goods to customers in Nigeria, other parts of Africa and elsewhere.” Blessed Autos scope of services are set forth in more detail in the Addendum, attached hereto as an exhibit. In order for Blessed Auto to secure the exporter services, the Company extended Blessed Auto a line of credit of $1,000,000. In addition to extending the line of credit, the Company agreed to perform other duties, including ensuring financial capabilities and resources to secure the exported goods. To the extent not amended in the Addendum, the Agreement remained in full force and effect. The Service Fee pursuant to a production contract and agreement is recognized upon receipt of profits by the Company as outlined in the agreement.

On August 17, 2017, the Company entered into an agreement regarding  the facilitation of the manufacturing and delivery of gas cylinders under an agreement with Shanghai Nahui International Trade Co., Ltd.  (hereinafter “Shanghai Nahui”). The gas cylinders are intended for delivery to the end consumer through Favoulin Global Services of Lagos NigeriaPIL (Nigeria), Ltd. – Lagos in Lagos, Nigeria. The Bill of Lading is enclosed herein as an exhibit.

                Mrs. Ubezonu had personally contributed $58,000 to Blessed Auto to facilitate this transaction with the funds being placed in escrow with the Company, as part of the March 17, 2017 addendum discussed above. The $58,000 constituted approximately 25% of the costs to manufacture and ship the cylinders to Nigeria.  Mrs. Ubezonu, on behalf of Blessed Auto, and the Company also agreed that the net profit from the shipment and delivery of these exported goods would be split between the Company (75%) and Blessed Auto (25%). The Company expects to receive its service fee from the profits of the transaction which the Company expects to be a long term business.

Mrs. Ubezonu subsequently requested that the $58,000 held in escrow with the Company be applied towards a Stock Purchase Agreement for 38,667 shares of restricted common stock in the Company. The Stock Purchase Agreement is enclosed herein as an exhibit and is addressed in Item 3.02, below. The $58,000 was subsequently applied to the Stock Purchase Agreement, but this left a shortfall of $58,000 associated with the closing of the gas cylinder agreement identified herein. In order to cover this shortfall, Mrs. Ubezonu agreed to enter into a Secured Promissory Note with the Company whereby she would replenish the escrow in the amount of $58,000 pursuant to the payment terms set forth therein. The gas cylinders have been manufactured but not delivered yet, so the Company has agreed not to enforce its rights under the Note in demanding payment. Rather, the Company believes that the Note payment is a receivable that will be paid upon final completion of the gas cylinder transaction. Furthermore, as collateral for the repayment of the Note, Mrs. Ubezonu has pledged the 38,667 shares as collateral pursuant to Section 3 of the Note.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Securities

The Company and Mrs. Ubezona entered into a Stock Purchase Agreement for the purchase of 38,667 shares of restricted common stock in the Company for $58,000 pursuant to Section 4(a)(2) of the Securities Act of 1933. The Company believed that Section 4(a)(2) was available to sell these shares to Mrs. Ubezonu since she had sufficient knowledge and experience in finance and business matters to be, at the very least, a “sophisticated investor,” i.e. she was able to evaluate the risks and merits of the investment), or was able to bear the investment’s economic risks. As a result of the Company being a reporting company with the United States Securities and Exchange Commission, the Company believed that she had access to the type of information normally provided in a prospectus for a registered securities offering, and she agreed not to resell or distribute the shares issued to the public. Furthermore, the Company also believed that, based on Mrs. Ubezonu’s representations, she was an “accredited investor,” and thus the sale was exempt from registration under Section 4(a)(5) of the Securities Act of 1933.

On September 9, 2017, the Company and Mrs. Ubezona entered into a Stock Purchase Agreement for the purchase of 1,200 shares of restricted common stock in the Company for $2,040 pursuant to Section 4 of the Securities Act of 1933. The Company believed that Section 4(a)(2) thereof, and Section 4(a)(5), was available as an exemption for registration for the reasons set forth above.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02(c) Appointment of New Principal Operating Officer

Ijeoma Ubezonu – Vice President of Operations

On September 29, 2017, the Company and Mrs. Ubezonu entered into an Employment, Lock-Up and Options Agreement for her employment as “Vice President of Operations” (the “Ubezonu Employment Agreement”). The term of employment is five years with one-year options held by the Company. Her employment may be terminated without cause as set forth in Section 7 of the Ubezonu Employment Agreement. The Company issued 100,000 shares of restricted common stock to Mrs. Ubezonu for serving in this capacity. These shares are subject to the restrictions set forth in the Ubezonu Employment Agreement, which is attached hereto, and Mrs. Ubezonu has the option to purchase up to 1,000,000 shares of restricted common stock in the Company at $.50/share pursuant to Section 5 of the Compensation Schedule.

Mrs. Ubezonu is a graduate of North Carolina Central University with a degree in nursing. Over the past five years, Mrs. Ubezonu’s principal occupation was with Duke Home Care and owner of Blessed Auto and Rays of Joy (discussed in prior disclosures). This entity is not a parent, subsidiary or other affiliate of the Company. There is no familial relationship between Mrs. Ubezonu or any control person of the Company. In addition to being Vice President of Operations for the Company, Mrs. Ubezonu is the principal of AmericaTowne Durham and is individually a debtor of the Company, all of which is disclosed above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d). Exhibits

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
10.1	Exporter Services Agreement dated February 16, 2017 (Blessed Auto)		8-K		10.1	2.22.17
10.2	United States Trade Center Service Provider Agreement (Durham, North Carolina)	X
10.3	Business License for Enterprise Legal Person	X
10.4	Addendum to Exporter Services Agreement (Blessed Auto)	X
10.5	Stock Purchase Agreement dated September 9, 2017 (Ubezonu)	X
10.6	Secured Promissory Note dated August 31, 2017 (Ubezonu)	X
10.7	Stock Purchase Agreement dated September 9, 2017 (Ubezonu)	X
10.8	Employment Agreement (Ubezonu)	X
10.9	Bill of Lading (PIL Nigeria)	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: November 13, 2017

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